Exhibit 99.3

Blackstone Announces Expiration and Results of Tender Offer for

any and all of its

5.875% Senior Notes Due 2021

New York, New York, September 10, 2019 - Blackstone (NYSE: BX) today announced the expiration and results of the previously announced cash tender offer by Blackstone Holdings Finance Co. L.L.C. (the “Company”) for any and all of its 5.875% Senior Notes due 2021 (the “Notes”).

The tender offer expired at 5:00 p.m., New York City time, on September 9, 2019 (the “Expiration Date”).

According to information provided by Global Bondholder Services Corporation, the depositary and information agent for the tender offer, $174,555,000 aggregate principal amount of the Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn.

The conditions to the tender offer have been satisfied and the Company has accepted for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date. The Company expects the payment for the purchased Notes validly tendered and not validly withdrawn at or prior to the Expiration Date to be made today, September 10, 2019 and that payment for the Notes delivered in accordance with the guaranteed delivery procedures will be made on September 14, 2019.

The Company intends to redeem any and all Notes that are not tendered and accepted in the tender offer in accordance with the make-whole provisions under the indenture governing the Notes.

Information Relating to the Tender Offer

Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC acted as the joint lead dealer managers in connection with the tender offer. Global Bondholder Services Corporation (“GBS”) acted as the depositary and information agent for the tender offer. Questions regarding the tender offer should be directed to GBS at 212-430-3774 (banks and brokers) or 866-470-3700 (all others).

This announcement is not an offer to purchase or a solicitation of an offer to sell any securities and shall not constitute a notice of redemption under the indenture governing the Notes. The tender offer is being made solely by means of the offer to purchase and the related letter of transmittal and notice of guaranteed delivery.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our businesses, with $545 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our other periodic filings. The forward-looking statements speak only as of the date of such statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Public Affairs

Blackstone

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+ 1 212.583.5263